                                                                   EXHIBIT 10.10

                          NET2000 COMMUNICATIONS, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

     The Plan provides eligible employees of Net2000 Communications, Inc. (the "CORPORATION") and certain of its subsidiaries with opportunities to purchase shares of the Corporation's Common Stock, $0.01 par value per share (the "COMMON STOCK"). The Plan is intended to benefit the Corporation by increasing the employees' interest in the Corporation's growth and success and encouraging employees to remain in the employ of the Corporation or its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "CODE"), and shall be so applied and interpreted.

     1. Shares Subject to the Plan. Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan is 1,500,000 shares. The shares purchased under the Plan may, in the discretion of the Board of Directors of the Corporation (the "BOARD"), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

     2. Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the "ADMINISTRATOR"). The Administrator has authority to interpret the Plan, to make, amend and rescind all rules and regulations for the administration and operation of the Plan, and to make all other determinations necessary or desirable in administering and operating the Plan, all of which will be final and conclusive. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan.

     3. Eligibility. All employees of the Corporation, including directors who are employees, and all employees of any subsidiary of the Corporation (as defined in Code section 424(f)), now or hereafter existing, that is designated by the Administrator from time to time as a participating employer under the Plan (a "DESIGNATED SUBSIDIARY"), are eligible to participate in the Plan, subject to such further eligibility requirements as may be specified by the Administrator consistent with Code section 423.

     4.   Options to Purchase Common Stock.

     (a) Options ("OPTIONS") will be granted pursuant to the Plan to each eligible employee on the first day on which the National Association of Securities Dealers Automated Quotation ("NASDAQ") system is open for trading ("TRADING DAY") on or after January 1 of each year commencing on or after the Effective Date, or such other date specified by the Administrator. Each Option will terminate on the last Trading Day of a period specified by the Administrator (each such period referred to herein as an "OPTION PERIOD"). No Option Period shall be longer than 27 months in duration. Unless the Administrator determines otherwise, subsequent Option Periods of equal duration will follow consecutively thereafter, each commencing on the first Trading Day immediately after the expiration of the preceding Option Period.

     (b) An individual must be employed as an eligible employee by the Corporation or a Designated Subsidiary on the first Trading Day of an Option Period in order to be granted an Option for that Option Period. However, the Administrator may designate any subsequent Trading Day(s) (each such designated Trading Day referred to herein as an "INTERIM TRADING DAY") in an Option Period upon which Options will be granted to eligible employees who first commence employment with, or first become eligible employees of, the Corporation or a Designated Subsidiary after the first Trading Day of the Option Period. In such event, the Interim Trading Day shall constitute the first Trading Day of the Option Period for all Options granted on such day for all purposes under the Plan.

     (c) Each Option represents a right to purchase on the last Trading Day of the Option Period, at the Purchase Price hereinafter provided for, whole shares of Common Stock up to such maximum number of shares specified by the Administrator on or before the first day of the Option Period. All eligible employees granted Options under the Plan for an Option Period shall have the same rights and privileges with respect to such Options. The purchase price of each share of Common Stock (the "PURCHASE PRICE") subject to an Option will be determined by the Administrator, in its discretion, on or before the beginning of the Option Period; provided, however, that the Purchase Price for an Option with respect to any Option Period shall never be less than the lesser of 85 percent of the Fair Market Value of the Common Stock on the (i) first Trading Day of the Option Period or (ii) last Trading Day of the Option Period, and shall never be less than the par value of the Common Stock.

     (d) For purposes of the Plan, "FAIR MARKET VALUE" on a Trading Day means the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) of the Exchange Act, "Fair Market Value" shall mean as applicable: (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "relevant date" as used in this Section 2.1(g) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion. Notwithstanding the foregoing, for the Trading Day that occurs on the date of the initial public offering of the Common Stock, "Fair Market Value" shall mean the initial offering price of the Common Stock to the public as indicated in the Corporation's final prospectus in connection with such offering and as such price is negotiated between the Corporation and the managing underwriters.

     (e) Notwithstanding any provision in this Plan to the contrary, no employee shall be granted an Option under this Plan if such employee, immediately after the Option would otherwise be granted, would own 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the attribution rules of Code section 424(d) will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

     (f) Notwithstanding any provision in this Plan to the contrary, no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and all other stock purchase plans of the Corporation and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time, as required by Code section 423.

     5.   Payroll Deductions and Cash Contributions.

     To facilitate payment of the Purchase Price of Options, the Administrator, in its discretion, may permit eligible employees to authorize payroll deductions to be made on each payday during the Option Period, and/or to contribute cash or cash-equivalents to the Corporation, up to a maximum amount determined by the Administrator. The Corporation will maintain bookkeeping accounts for all employees who authorize payroll deduction or make cash contributions. Interest will not be paid on any employee accounts, unless the Administrator determines otherwise. The Administrator shall establish rules and procedures, in its discretion, from time to time regarding elections to authorize payroll deductions, changes in such elections, timing and manner of cash contributions, and withdrawals from employee accounts. Amounts credited to employee accounts on the last Trading Day of an Option Period will be applied to the payment of the Purchase Price of outstanding Options pursuant to Section 6 below.

     6. Exercise of Options; Purchase of Common Stock. Options shall be exercised on the close of business on the last Trading Day of the Option Period. In accordance with rules established by the Administrator, the Purchase Price of Common Stock subject to an option shall be paid (i) from funds credited to an eligible employee's account, (ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System, or (iii) by such other method as the Administrator shall determine from time to time. Options shall be exercised only to the extent the purchase price is paid with respect to whole shares of Common Stock. Any balance remaining in an employee's account at the end of an Option Period after such purchase of Common Stock will be carried forward automatically into the employee's account for the next Option Period unless the employee is not an eligible employee with respect to the next Option Period, in which case such amount will be promptly refunded.

     7. Issuance of Certificates. As soon as practicable following the end of each Option Period, certificates representing shares of Common Stock purchased under the Plan for such Option Period will be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Administrator's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

     8. Rights on Retirement, Death, Termination of Employment, or Termination of Status as Eligible Employee. In the event of an employee's termination of employment or termination of status as an eligible employee prior to the last Trading Day of an Option Period (whether as a result of the employee's voluntary or involuntary termination, retirement, death or otherwise), any outstanding Option granted to him will immediately terminate, no further payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee's account will be paid to the employee or, in the event of the employee's death, (a) to the executor or administrator of the employee's estate or (b) if no such executor or administrator has been appointed to the knowledge of the Administrator, to such other person(s) as the Administrator may, in its discretion, designate. If, prior to the last Trading Day of an Option Period, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Corporation, or if the employee is transferred to a subsidiary of the Corporation that is not a

Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

     9. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     10. Options Not Transferable. Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     11. Withholding of Taxes. To the extent that a participating employee realizes ordinary income in connection with the purchase, sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee's account, the Corporation may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan must, within 30 days of such sale or transfer, notify the Corporation in writing of the sale or transfer.

     12. Application of Funds. All funds received or held by the Corporation under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees' accounts will not be segregated.

     13.  Effect of Changes in Capitalization.

     (a) Changes in Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

     (b) Reorganization in Which the Corporation Is the Surviving Corporation. Subject to Subsection (c) of this Section 13, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

     (c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon any dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Option Period shall be deemed to have ended on the last Trading Day prior to such termination, and, unless the Administrator determines otherwise in its discretion, each participating employee shall have the ability to choose either to (i) have all monies then credited to such employee's account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his Options in accordance with Section 6 on such last Trading Day; provided, however, that if a participating employee does not exercise his right of choice, his Options shall be deemed to have been automatically exercised in accordance with Section 6 on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Corporation gives notice thereof to its stockholders.

     (d) Adjustments. Adjustments under this Section 13 related to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

     (e) No Limitations on Corporation. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     14. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Corporation is required by Code section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code section 423 unless expressly so provided by the Board.

     15. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Option plus the number of shares purchased under all Options previously granted under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis. Any funds then remaining in a participating employee's account after purchase of the employee's pro-rata number of shares will be refunded.

     16. Termination of the Plan. This Plan may be terminated at any time by the Board. Except as otherwise provided in Section 13(c) hereof, upon termination of this Plan all outstanding Options shall immediately terminate and amounts in the employees' accounts will be promptly refunded.

     17.  Governmental Regulations.

     (a) The Corporation's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     (b) The Plan will be governed by the laws of the State of Delaware, without regard to the conflict of laws principles thereof, except to the extent that such law is preempted by federal law.

     18. Effective Date. The Plan is effective upon the completion of an initial public offering of Common Stock, subject to the approval of the stockholders of the Corporation within 12 months of the date on which the Plan was adopted by the Board.